                                                                    EXHIBIT 10.2

THE SECURITIES REPRESENTED HEREBY HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR APPLICABLE STATE SECURITIES LAWS. THE SECURITIES HAVE BEEN ACQUIRED FOR INVESTMENT AND MAY NOT BE OFFERED FOR SALE, SOLD, TRANSFERRED OR ASSIGNED IN THE ABSENCE OF AN EFFECTIVE REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR APPLICABLE STATE SECURITIES LAWS, OR AN OPINION OF COUNSEL, IN A FORM REASONABLY SATISFACTORY TO THE COMPANY, THAT REGISTRATION IS NOT REQUIRED UNDER SAID ACT OR APPLICABLE STATE SECURITIES LAWS OR UNLESS SOLD PURSUANT TO RULE 144 UNDER SAID ACT. NOTWITHSTANDING THE FOREGOING, THIS NOTE MAY BE PLEDGED IN CONNECTION WITH A BONA FIDE MARGIN ACCOUNT. ANY TRANSFEREE OF THIS NOTE SHOULD CAREFULLY REVIEW THE TERMS OF THIS NOTE, INCLUDING SECTION 2(e)(viii) HEREOF. THE PRINCIPAL AMOUNT AND THE INTEREST THEREON REPRESENTED BY THIS NOTE MAY BE LESS THAN THE AMOUNTS SET FORTH ON THE FACE HEREOF PURSUANT TO SECTION 2(e)(viii) OF THIS NOTE.


                               CONVERTIBLE NOTE
                               ----------------


_______ __, ______                                                 $____________

     FOR VALUE RECEIVED, BLUE RHINO CORPORATION, a Delaware corporation (the "Company"), hereby promises to pay to the order of __________________ or registered assigns ("Holder") the principal amount of ___________________ Dollars ($________________), on [INSERT date which is 2 years after Issuance Date] (the "Maturity Date"), and to pay interest ("Interest") on the unpaid principal balance hereof at the rate of 5.0% per annum from the date hereof (the "Issuance Date") until the same becomes due and payable, whether at maturity or upon acceleration or by conversion or redemption in accordance with the terms hereof or otherwise. Interest on this Note shall commence accruing on the Issuance Date and shall be computed on the basis of a 365-day year and actual days elapsed and shall be payable at the time of optional or mandatory conversion or redemption of the principal to which such interest relates in accordance with Section 1 hereof. Any amount of interest on this Note which is not paid when due shall bear interest at the rate of 18% per annum from the date thereof until the same is paid ("Default Interest").

     1.   Payments of Principal and Interest.  All payments of principal and
          ----------------------------------
interest on this Note (to the extent such principal and/or interest is not converted into Common Stock in accordance with the terms hereof) shall be made in lawful money of the United States of America by wire transfer of immediately available funds to such account as the Holder may from time to time designate by written notice in accordance with the provisions of this Note. Whenever any amount expressed to be due by the terms of this Note is due on any day which is not a Business Day (as defined below), the same shall instead be due on the next succeeding day which is a Business Day and, in the case of any interest payment date which is not the date on which this Note is paid in full, the extension of the due date thereof shall not be taken into account for purposes of determining the amount of interest due on such date. For purposes of this Note, "Business Day" shall mean any day other than a Saturday, Sunday or a day on which commercial banks in The City of New York are authorized or required by law or executive order to remain closed. Each capitalized term used herein, and not otherwise defined, shall have the meaning ascribed thereto in the Securities Purchase Agreement, dated September __, 1999, pursuant to which this Note and the Other Notes (as defined below) were originally issued (the "Securities Purchase Agreement"). This Note and the Other Notes issued by the Company pursuant to the Securities Purchase Agreement are collectively referred to in this Note as the "Notes."

     2.   Conversion of Notes. This Note shall be convertible into shares of the
          -------------------
Company's common stock, par value $.001 per share (the "Common Stock"), on the terms and conditions set forth in this Section 2.

          (a)  Certain Defined Terms.  For purposes of this Note, the following
               ---------------------
     terms shall have the following meanings:

               (i) "Additional Amount" means, with respect to any principal amount of Notes, the sum of (A) accrued and unpaid Interest on such principal amount and (B) Default Interest, if any, on the interest referred to in the immediately preceding clause (A).

               (ii) "Closing Bid Price" means, for any security as of any date, the last closing bid price for such security on the Principal Market (as defined below) as reported by Bloomberg Financial Markets ("Bloomberg"), or, if the Principal Market is not the principal securities exchange or trading market for such security, the last closing bid price of such security on the principal securities exchange or trading market where such security is listed or traded as reported by Bloomberg, or if the foregoing do not apply, the last closing bid price of such security in the over-the-counter market on the electronic bulletin board for such security as reported by Bloomberg, or, if no closing bid price is reported for such security by Bloomberg, the last closing trade price of such security as reported by Bloomberg, or, if no last closing trade price is reported for such security by Bloomberg, the average of the bid prices of any market makers for such security as reported in the "pink sheets" by the National Quotation Bureau, Inc. If the Closing Bid Price cannot be calculated for such security on such date on any of the foregoing bases, the Closing Bid Price of such security on such date shall be the fair market value as mutually determined by the Company and the Holders of the Notes. If the Company and the Holders of the Notes are unable to agree upon the fair market value of the Common Stock, then such dispute shall be resolved pursuant to Section 2(e)(iii) below with the term "Closing Bid Price" being substituted for the term "Market Price." All such determinations to be appropriately adjusted for any stock dividend, stock split or other similar transaction during such period.

               (iii) "Conversion Price" means, as of any Conversion Date (as defined below) or other date of determination, the product of the Conversion Percentage and the Weighted Average Price of the Common Stock (the "Daily Market Price"), provided that in no event shall the Conversion Price exceed the Fixed Conversion Price, each in effect as of such date and subject in each case to adjustment as provided herein.

               (iv) "Conversion Percentage" means 95%, subject to adjustment as provided herein.

               (v) "Weighted Average Price" means, for any security as of any date, the dollar volume-weighted average price for such security on the Principal Market (as reported by Bloomberg through its "Volume at Price" function) or, if the Principal Market is not the principal securities exchange or trading market for such security, the dollar volume-weighted average price of such security on the principal securities exchange or trading market where such security is listed or traded (as reported by Bloomberg through its "Volume at Price" function), or if the foregoing do not apply, the dollar volume-weighted average price of such security in the over-the-counter market on the electronic bulletin board for such security as reported by Bloomberg, or, if no dollar volume-weighted average price is reported for such security by Bloomberg, the average of the bid prices of each of the market makers for such security as reported in the "pink sheets" by the National Quotation Bureau, Inc. If the Weighted Average Price cannot be calculated for such security on such date on any of the foregoing bases, the Weighted Average Price of such security on such date shall be the fair market value as mutually determined by the Company and the Holders of the Notes. If the Company and the Holders of the Notes are unable to agree upon the fair market value of the Common Stock, then such dispute shall be resolved pursuant to Section 2(e)(iii) below. All such determinations to be appropriately adjusted for any stock dividend, stock split or other similar transaction during such period.

               (vi) "Conversion Amount" means the sum of (A) the principal amount of this Note to be converted, redeemed or otherwise with respect to which this determination is being made and (B) the Additional Amount with respect to such principal amount, provided that the Company has not elected to pay such Additional Amount in cash as described in Section 2(c)(ii).

               (vii) "Fixed Conversion Price" means, with respect to any Note, as of any Conversion Date or other date of determination, $20.00, subject to adjustment as provided herein.

               (viii) "Holders" means the holders of this Note and the Other Notes.

               (ix) "Issuance Date" means, with respect to each Note, the date of issuance of the applicable Note.

               (x) "Maturity Date" means the date which is two (2) years after the Issuance Date of this Note, subject to extension pursuant to
          Section 2(e)(vii).

               (xi) "Market Price" means, with respect to any security, that price which shall be computed as the arithmetic average of the Closing Bid Prices for such security during the 10 consecutive trading days immediately preceding such date of determination. All such determinations shall be appropriately adjusted for any stock dividend, stock split or other similar transaction during such period.

               (xii) "Other Notes" means the convertible notes, other than this Note, issued by the Company pursuant to the Securities Purchase Agreement.

               (xiii) "Person" means an individual, a limited liability company, a partnership, a joint venture, a corporation, a trust, an unincorporated organization and a government or any department or agency thereof.

               (xiv)  "Principal Market" means the Nasdaq National Market.

               (xv) "Options" means any rights, warrants or options to subscribe for or purchase Common Stock or Convertible Securities.

               (xvi) "Convertible Securities" means any stock or securities (other than Options) directly or indirectly convertible into or exchangeable for Common Stock.

     (b)  Holder's Conversion Right; Mandatory Conversion.   Subject to the
          -----------------------------------------------
provisions of Sections 2(d) and 6, at any time or times on or after the Issuance Date (as defined below), the Holder shall be entitled to convert any part of the outstanding and unpaid Conversion Amount of this Note into fully paid and nonassessable shares of Common Stock in accordance with Section 2(d), at the Conversion Rate (as defined below). If any Conversion Amount of this Note remains outstanding on the Maturity, then, pursuant to Section 2(e)(vii), all of such Conversion Amount shall be converted at the Conversion Rate as of such date in accordance with Section 2(d) or redeemed by the Company. The Company shall not issue any fraction of a share of Common Stock upon any conversion. All shares of Common Stock (including fractions thereof) issuable upon conversion of this Note by the Holder shall be aggregated for purposes of determining whether the conversion would result in the issuance of a fraction of a share of Common Stock. If, after the aforementioned aggregation, the issuance would result in the issuance of a fraction of a share of Common Stock, the Company shall round such fraction of a share of Common Stock up or down to the nearest whole share.

          (c)  Conversion.
               ----------

               (i)  Conversion Rate. The number of shares of Common Stock
                    ---------------
     issuable upon conversion of a Conversion Amount of this Note pursuant to
     Section 2(b) shall be determined according to the following formula (the "Conversion Rate"):

                              Conversion Amount
                              -----------------
                              Conversion Price

               (ii) Cash Payment of Additional Amount. Subject to the notice
                    ---------------------------------
     provisions of this Section 2(c)(ii), upon conversion pursuant to Sections 2(b) or 2(e)(vii), the Company shall have the right to elect to pay the Additional Amount in cash, in lieu of conversion to Common Stock. If the Company elects to pay the Additional Amount in cash, such cash shall be paid simultaneously with the delivery to the Holder of the certificates representing the Common Stock issuable upon conversion in accordance with
     Section 2(e)(ii). In order to exercise its right to pay any Additional Amount in cash, the Company must advise each Holder of the Notes in writing (the "Cash Payment Notice") that the Additional Amount shall be paid in cash until such time as the Company shall terminate the Cash Payment Notice by providing at least five (5) Business Days prior written notice of such termination (the "Termination Notice"). The Cash Payment Notice shall set forth the effective date of the Cash Payment Notice, which date shall be at least five (5) Business Days after the date the Cash Payment Notice is deemed to have been delivered pursuant to Section 25. The Termination Notice shall be effective on the fifth Business Day after the date the Termination Notice is deemed to have been delivered pursuant to Section 25 unless a later date shall be specified in the Termination Notice.

          (d)  Limitations on Beneficial Ownership. The Company shall not effect
               -----------------------------------
     any conversion of this Note and no Holder shall have the right to convert any portion of this Note pursuant to Section 2(b) to the extent that after giving effect to such conversion such Person (together with such Person's affiliates) would beneficially own in excess of 4.99% of the outstanding shares of the Common Stock following such conversion. For purposes of the foregoing sentence, the number of shares of Common Stock beneficially owned by a Person and its affiliates shall include the number of shares of Common Stock issuable upon conversion of this Note with respect to which the determination of such sentence is being made, but shall exclude the number of shares of Common Stock which would be issuable upon (i) conversion of the remaining, nonconverted portion of this Note beneficially owned by such Person and its affiliates and (ii) exercise or conversion of the unexercised or unconverted portion of any other securities of the Company (including, without limitation, any warrants) subject to a limitation on conversion or exercise analogous to the limitation contained herein beneficially owned by such Person and its affiliates. Except as set forth in the preceding sentence, for purposes of this Section 2(d), beneficial ownership shall be calculated in accordance with Section 13(d) of the Securities Exchange Act of 1934, as amended. For purposes of this Section 2(d), in determining the number of outstanding shares Common Stock a Holder may rely on the number of outstanding shares of Common Stock as reflected in (1) the Company's most recent Form

     10-Q or Form 10-K, as the case may be, (2) a more recent public announcement by the Company or (3) any other notice by the Company or its transfer agent setting forth the number of shares of Common Stock outstanding. For any reason at any time, upon the written or oral request of the Holder, the Company shall immediately confirm orally and in writing to the Holder the number of shares Common Stock then outstanding. In any case, the number of outstanding shares of Common Stock shall be determined after giving effect to exercises of Warrants (as defined in the Securities Purchase Agreement) and conversions of the Notes by the Holder and its affiliates since the date as of which such number of outstanding shares of Common Stock was reported.

          (e)  Mechanics of Conversion.  The conversion of this Note shall be
               -----------------------
     conducted in the following manner:

               (i)  Holder's Delivery Requirements.  To convert this Note into
                    ------------------------------
          shares of Common Stock on any date (the "Conversion Date"), the Holder hereof shall (A) transmit by facsimile (or otherwise deliver), for receipt on or prior to 11:59 p.m., Eastern Time on such date, a copy of a fully executed notice of conversion in the form attached hereto as Exhibit I (the "Conversion Notice") to the Company with a copy thereof to the Company's designated transfer agent (the "Transfer Agent") and (B) if required by Section 2(e)(viii), surrender to a common carrier for delivery to the Company as soon as practicable following such date the original Note being converted (or an indemnification undertaking with respect to such Note in the case of its loss, theft or destruction).

               (ii) Company's Response.  Upon receipt by the Company of a copy
                    ------------------
          of a Conversion Notice, the Company (1) shall immediately send, via facsimile, a confirmation of receipt of such Conversion Notice to such Holder and the Transfer Agent, which confirmation shall constitute an instruction to the Transfer Agent to process such Conversion Notice in accordance with the terms herein and (2) on or before the second Business Day following the date of receipt by the Company of such Conversion Notice (the "Share Delivery Date"), (A) issue and deliver to the address as specified in the Conversion Notice, a certificate, registered in the name of the Holder or its designee, for the number of shares of Common Stock to which the Holder shall be entitled, or
          (B) provided the Transfer Agent is participating in The Depository Trust Company ("DTC") Fast Automated Securities Transfer Program, upon the request of the Holder, credit such aggregate number of shares of Common Stock to which the Holder shall be entitled to the Holder's or its designee's balance account with DTC through its Deposit Withdrawal Agent Commission system. Subject to Section 2(e)(viii), if less than the Conversion Amount of this Note is submitted for conversion, then the Company shall, as soon as practicable and in no event later than three Business Days after receipt of the Note (the "Note Delivery Date") and at its own expense, issue and deliver to the Holder a new Note for the outstanding principal amount not converted.

               (iii) Dispute Resolution.  In the case of a dispute as to the
                     ------------------
          determination of the Market Price or the arithmetic calculation of the Conversion Rate, the Company shall instruct the Transfer Agent to issue to the Holder the number of shares of Common Stock that is not disputed and shall submit the disputed determinations or arithmetic calculations to the Holder via facsimile within one (1) Business Day of receipt of such Holder's Conversion Notice. If such Holder and the Company are unable to agree upon the determination of the Market Price or arithmetic calculation of the Conversion Rate within one (1) Business Day of such disputed determination or arithmetic calculation being submitted to the Holder, then the Company shall within one (1) Business Day submit via facsimile (A) the disputed determination of the Market Price to an independent, reputable investment bank selected by the Company and approved by the Holders of the Notes representing a majority of the Conversion Amounts of the Notes then outstanding or
          (B) the disputed arithmetic calculation of the Conversion Rate to the Company's independent, outside accountant. The Company shall cause the investment bank or the accountant, as the case may be, to perform the determinations or calculations and notify the Company and the Holders of the results no later than forty-eight (48) hours from the time it receives the disputed determinations or calculations. Such investment bank's or accountant's determination or calculation, as the case may be, shall be binding upon all parties absent manifest error.

               (iv)  Record Holder.  The person or persons entitled to receive
                     -------------
          the shares of Common Stock issuable upon a conversion of this Note shall be treated for all purposes as the record Holder or Holders of such shares of Common Stock as of the close of business on the Conversion Date.

               (v)   Company's Failure to Timely Convert.
                     -----------------------------------

                    (A)  Void Conversion Notice; Adjustment to Conversion Price.
                         ------------------------------------------------------
               If for any reason the Holder has not received all of the shares of Common Stock prior to the tenth (10th) Business Day after the expiration of the Share Delivery Date with respect to a conversion of this Note, then the Holder, upon written notice to the Company, may void its Conversion Notice with respect to, and retain or have returned, as the case may be, any principal amount of this Note that has not been converted pursuant to such Holder's Conversion Notice; provided that the voiding of a
                                           --------
               Holder's Conversion Notice shall not effect the Company's obligations to make any payments which have accrued prior to the date of such notice pursuant to Section 2(e)(v)(A) or otherwise. Thereafter, the Fixed Conversion Price of the principal amount of this Note returned or retained by the Holder for failure to timely convert shall be adjusted to the lesser of (I) the Fixed Conversion Price as in effect on the date on which the Holder voided the Conversion Notice and (II) the lowest Closing Bid Price during the period beginning on the Conversion Date and ending on the date such Holder voided the Conversion Notice, subject to further adjustment as provided in this Note.

                    (B)  Redemption.  If for any reason the Holder has not
                         ----------
               received all of the shares of Common Stock prior to the tenth
               (10th) Business Day after the Share Delivery Date with respect to a conversion of this Note (a "Conversion Failure"), then the Holder, upon written notice to the Company, may require that the Company redeem all of the Conversion Amount of this Note, including the Conversion Amount previously submitted for conversion and with respect to which the Company has not delivered shares of Common Stock, in accordance with Section 3.

               (vi)   Pro Rata Conversion and Redemption.  In the event the
                      ----------------------------------
          Company receives a Conversion Notice from more than one Holder of the Notes for the same Conversion Date and the Company can convert some, but not all, of the Notes submitted for conversion, the Company shall convert from each Holder electing to have Notes converted at such time a pro rata amount of such Holder's Conversion Amount submitted for conversion based on the principal amount of the Notes submitted for conversion on such date by such Holder relative to the Conversion Amount of all Notes submitted for conversion on such date.

               (vii)  Mandatory Conversion or Redemption at Maturity.  If any
                      ----------------------------------------------
          Conversion Amount of this Note remains outstanding on the Maturity Date, then all of Conversion Amount, at the Company's option, either
          (i) shall be converted at the Conversion Price for the Common Stock as of such date as if the Holder had given the Conversion Notice on the Maturity Date (a "Maturity Date Mandatory Conversion"), or (ii) shall be redeemed as of such date (a "Maturity Date Mandatory Redemption") for an amount in cash equal to the Conversion Amount on the Maturity Date (the "Maturity Date Redemption Price"). The Company shall be deemed to have elected a Maturity Date Mandatory Redemption unless it delivers written notice to the Holder at least 20 Business Days prior to the Maturity Date of its election to effect a Maturity Date Mandatory Conversion. If the Company elects a Maturity Date Mandatory Redemption, then on the Maturity Date the Company shall pay to each the Holder outstanding on the Maturity Date, by wire transfer of immediately available funds, an amount equal to the Maturity Date Redemption Price. If the Company elects a Maturity Date Mandatory Redemption and shall fail to redeem all of the Conversion Amount of this Note outstanding on the Maturity Date by payment of the Maturity Date Redemption Price, then in addition to any remedy the Holder may have under this Note, the Securities Purchase Agreement and the Registration Rights Agreement, the Holder shall have the option to require the Company to convert any or all of the Conversion Amount that the Company elected to redeem under this Section 2(e)(vii) and for which the Maturity Date Redemption Price (together with any interest thereon) has not been paid into the number of shares of Common Stock the Holder would have received if the Holder had given a Conversion Notice for such Conversion Amount on the Maturity Date.

               (viii) Book-Entry.  Notwithstanding anything to the contrary set
                      ----------
          forth herein, upon conversion of any portion of this Note in accordance with the terms hereof, the Holder thereof shall not be required to physically surrender this Note to the Company unless the full Conversion Amount represented by this Note is being converted. The Holder and the Company shall maintain records showing the Conversion Amount so converted and the dates of such conversions or shall use such other method, reasonably satisfactory to the Holder and the Company, so as not to require physical surrender of this Note upon each such conversion. In the event of any dispute or discrepancy, such records of the Company shall be controlling and determinative in the absence of manifest error. Notwithstanding the foregoing, if this Note is converted as aforesaid, the Holder may not transfer this Note unless the Holder first physically surrenders this Note to the Company, whereupon the Company will forthwith issue and deliver upon the order of the Holder a new Note of like tenor, registered as the Holder may request, representing in the aggregate the remaining Conversion Amount represented by this Note. The Holder and any assignee, by acceptance of a this Note or such new Note, acknowledge and agree that, by reason of the provisions of this paragraph, following conversion of any portion of this Note, the Conversion Amount (including the principal of this Note) represented by this Note may be less than the principal amount and the accrued interest set forth on the face hereof.

          (f)  Taxes.  The Company shall pay any and all taxes that may be
               -----
     payable with respect to the issuance and delivery of Common Stock upon the conversion of Notes.

          (g)  Adjustments to Conversion Price -- Dilution and Other Events.  In
               ------------------------------------------------------------
     addition to any other adjustments provided herein, the Conversion Price will be subject to adjustment from time to time as provided in this Section 2(g).

               (i)  Adjustment of Fixed Conversion Price upon Subdivision or
                    --------------------------------------------------------
          Combination of Common Stock.  If the Company at any time subdivides
          ---------------------------
          (by any stock split, stock dividend, recapitalization or otherwise) one or more classes of its outstanding shares of Common Stock into a greater number of shares, the Fixed Conversion Price in effect immediately prior to such subdivision will be proportionately reduced. If the Company at any time combines (by combination, reverse stock split or otherwise) one or more classes of its outstanding shares of Common Stock into a smaller number of shares, the Fixed Conversion Price in effect immediately prior to such combination will be proportionately increased.

               (ii) Holder's Right of Alternative Variable Conversion Price
                    -------------------------------------------------------
          Following Issuance of Convertible Securities.  If the Company in any
          --------------------------------------------
          manner issues or sells Convertible Securities or Options that are convertible into or exchangeable for Common Stock at a price which varies or may vary with the market price of the Common Stock, including by way of periodic resets to a fixed price (each of the formulations for such variable price being herein referred to as, a "Variable Price"), and such Variable Price is not calculated using the same formula used to calculate the Daily Market Price in effect immediately prior to the time of such issue or sale, the Company shall provide written notice thereof via facsimile and overnight courier to each Holder of the Notes ("Variable Notice") on the date of issuance of such Convertible Securities or Options. From and after the date the Company issues any such Convertible Securities with a Variable Price, the Holder shall have the right, but not the obligation, in its sole discretion to substitute a Variable Price for the Daily Market Price upon conversion of any part of the Notes by designating in the Conversion Notice delivered upon conversion of such Notes that solely for purposes of such conversion the Holder is relying on a Variable Price rather than the Daily Market Price then in effect. The Holder's election to rely on a Variable Price for a particular conversion of Notes shall not obligate the Holder to rely on a Variable Price for any future conversions of Notes.

               (iii) Adjustment of Conversion Price for Registration Statement Failures. If (A) the registration statement (the "Registration Statement") covering the resale of the shares of Common Stock issuable upon conversion of the Notes required to be filed by the Company pursuant to the Registration Rights Agreement is not filed with the SEC by the applicable Filing Deadline (as defined in the Registration Rights Agreement) or declared effective by the SEC on or before the applicable Effectiveness Deadline (as defined in the Registration Rights Agreement) or (B) after the Registration Statement has been declared effective by the SEC, sales cannot be made pursuant to the Registration Statement (whether because of a failure to keep the Registration Statement effective, to disclose such information as is necessary for sales to be made pursuant to the Registration Statement, to register sufficient shares of Common Stock or otherwise), then, as partial relief for the damages to the Holder of this Note by reason of any of the foregoing events (which remedy shall not be exclusive of any other remedies available at law or in equity), the Conversion Percentage in effect at such time shall be reduced by a number of percentage points equal to the sum of (A) 1.0, if the Registration Statement is not filed with the SEC by the applicable Filing Deadline, plus (B) 1.0, if the Registration Statement is not effective by the applicable Effectiveness Deadline, plus (C) the product of .05 and the sum of (w) the number of days after the Filing Deadline that the relevant Registration Statement has not been filed with the SEC, (x) the number of days after the applicable Effectiveness Deadline that the Registration Statement has not been declared effective by the SEC, and (y) the number of days that sales cannot be made pursuant to the Registration Statement in accordance with the Registration Rights Agreement after the Registration Statement has been declared effective.

               (iv) Adjustment of Conversion Price for Company's Failure to Timely Convert. If within five (5) Business Days after the Company's receipt of a facsimile or other copy of the Conversion Notice the Company shall fail to issue a certificate to the Holder or credit the Holder's balance account with DTC for the number of shares of Common Stock to which such Holder is entitled upon such Holder's conversion of this Note or, subject to Section 2(e)(viii), the Company shall fail to issue a new Note representing the principal amount to which such Holder is entitled, if any, pursuant to Section 2(e)(ii), in addition to all other available remedies which such Holder may pursue hereunder and under the Securities Purchase Agreement (including indemnification pursuant to Section 8 thereof), the Conversion Percentage in effect at such time and applying to the Conversion Amount of the Note for which shares of Common Stock have failed to be delivered and/or for which a new Note has not been delivered shall be reduced by a number of percentage points equal to the product of (A) 0.5 and (B) the sum of
          (I) the number of days after the Share Delivery Date such conversion is not timely effected and (II) the number of days after the Note Delivery Date such new Note is not delivered.

               (v)  Notices.
                    --------

                      (A) Immediately upon any adjustment of the Conversion Price, the Company will give written notice thereof to each Holder of the Notes setting forth in reasonable detail, and certifying, the calculation of such adjustment.

                      (B) The Company will give written notice to each Holder of the Notes at least ten (10) days prior to the date on which the Company closes its books or takes a record (I) with respect to any dividend or distribution upon the Common Stock, (II) with respect to any pro rata subscription offer to Holders of Common Stock or (III) for determining rights to vote with respect to any Organic Change (as defined in Section 4(a)), dissolution or liquidation, provided that such information shall be made known to the public prior to or in conjunction with such notice being provided to each such Holder.

                      (C) The Company will also give written notice to each Holder of the Notes at least ten (10) days prior to the date on which any Organic Change, dissolution or liquidation will take place, provided that such information shall be made known to the public prior to or in conjunction with such notice being provided to each such Holder.

     3.   Redemption at Option of Holder.
          ------------------------------

          (a)  Redemption Option Upon Triggering Event. In addition to all other
               ---------------------------------------
     rights of the Holder contained herein, after a Triggering Event (as defined below), the Holder shall have the right, at the Holder's option, to require the Company to redeem all or a portion of this Note at a price equal to the greater of (i) 120% of the Conversion Amount and (ii) the product of (A) the Conversion Rate for the Conversion Amount to be redeemed in effect at such time as such Holder delivers a Notice of Redemption at Option of Buyer (as defined below) and (B) the Weighted Average Price of the Common Stock on the date immediately preceding such Triggering Event on which the Principal Market, or the market or exchange where the Common Stock is then traded, is open for trading ("Redemption Price"); provided, however, for a Triggering Event resulting pursuant to Sections 3(b)(vi) or 3(b)(viii) below, the holder shall only have the right to redeem that portion of the Note which the Company would not be obligated to convert pursuant to
     Section 12 if the entire Conversion Amount of the Note were converted as of the applicable date of determination (without regard to any limitation on conversion).

          (b)  "Triggering Event".  A "Triggering Event" shall be deemed to have
               ------------------
     occurred at such time as any of the following events:

               (i) the failure of the Registration Statement to be declared effective by the SEC on or prior to the date that is 20 days after the applicable Effectiveness Deadline (as defined in the Registration Rights Agreement);

               (ii) while the Registration Statement is required to be maintained effective pursuant to the terms of the Registration Rights Agreement, the effectiveness of the Registration Statement lapses for any reason (including, without limitation, the issuance of a stop order) or is unavailable to the Holder for sale of all of such Holder's Registrable Securities (as defined in the Registration Rights Agreement) in accordance with the terms of the Registration Rights Agreement, and such lapse or unavailability continues for a period of five consecutive trading days.

               (iii) the suspension from trading or failure of the Common Stock to be listed on The Nasdaq National Market or The New York Stock Exchange, Inc. or The American Stock Exchange, Inc. for a period of five consecutive trading days or for more than an aggregate of 10 trading days in any 365-day period;

               (iv) the Company's or the Transfer Agent's notice to any Holder of Notes, including by way of public announcement, at any time, of its intention not to comply with a request for conversion of any Notes into shares of Common Stock that is tendered in accordance with the provisions of the Notes;

               (v)   a Conversion Failure (as defined in Section 2(e)(v)(B));

               (vi) if the Company fails to hold a meeting of its stockholders for the purpose of approving the issuance of the Conversion Shares upon conversion of the Notes and the Warrant Shares (as defined in the Securities Purchase Agreement) upon exercise of the Warrants in accordance with Section 4(k) of the Securities Purchase Agreement and the applicable laws and the rules and regulations of the Nasdaq National Market on or prior to January 31, 2000, or such a meeting of stockholders is held on or prior to January 31, 2000 but the stockholders fail to approve of such proposal, then the earlier to occur of (A) April 30, 2000 and (B) the date on which the Company receives a Conversion Notice and shall not be obligated to issue the shares of Common Stock issuable upon such conversion due to the provisions of Section 12.

               (vii) the Company breaches any representation, warranty, covenant or other term or condition of the Securities Purchase Agreement, the Registration Rights Agreement, the Warrants, this Note or any other agreement, document, certificate or other instrument delivered in connection with the transactions contemplated thereby and hereby, except to the extent that such breach would not have a Material Adverse Effect (as defined in Section 3(a) of the Securities Purchase Agreement) and except, in the case of a breach of a covenant which is curable, only if such breach continues for a period of at least 10 days.

               (viii) upon the Company's receipt of a Conversion Notice, the Company shall not be obligated to issue shares of Common Stock issuable upon such conversion due to the provisions of Section 12.

          (c)  Mechanics of Redemption at Option of Buyer.  Within one (1)
               ------------------------------------------
     Business Day after the occurrence of a Triggering Event, the Company shall deliver written notice thereof via facsimile and overnight courier ("Notice of Triggering Event") to each Holder of the Notes. At any time after the earlier of the Holder's receipt of a Notice of Triggering Event and the Holder becoming aware of a Triggering Event, the Holder may require the Company to redeem all of such Holder's Notes by delivering written notice thereof via facsimile and overnight courier ("Notice of Redemption at Option of Buyer") to the Company, which notice shall include the date that such notice was given and to the extent such notice is given upon the occurrence of a Triggering Event pursuant to Sections 3(b)(iii), 3(b)(v), 3(b)(vii) and 3(b)(viii) the date which is 120 days after the date that such notice is given (which period shall be referred to as "Payment Block Period") provided that each Notice of Redemption at Option of Buyer may only be sent during the period beginning on the date of the occurrence of the Triggering Event and ending on the later of the date which is (i) 45 days after the date on which such Holder received a Notice of Triggering Event from the Company with respect to such event and (ii) the date on which such Triggering Event is cured, which Notice of Redemption at Option of Buyer shall indicate the Conversion Amount of the Notes that the Holder is electing to redeem. Each Buyer hereby agrees to use its best efforts to deliver to the Bank (as defined below) a Notice of Redemption at Option of Buyer promptly after sending such notice to the Company. Such notice shall be sent to the Bank by facsimile at (336) 721-4099 or at such other number provided to such Buyer by the Bank in writing at least five (5) Business Days prior to such Buyer's sending of a Notice of Redemption at Option of Buyer, provided, however, that the failure of such Buyer to send such notice to the Bank shall in no way limit or affect such Buyer's rights or remedies under this Note.

          (d)  Payment of Redemption Price.  Upon the Company's receipt of a
               ---------------------------
     Notice(s) of Redemption at Option of Buyer from any Holder of Notes, the Company shall immediately notify each Holder of Notes by facsimile of the Company's receipt of such notices. The Company shall deliver the applicable Redemption Price to the Holder within (A) five (5) Business Days after the Company's receipt of a Notice of Redemption at Option of Buyer for redemptions pursuant to Sections 3(b)(i), 3(b)(ii), 3(b)(iv) and 3(b)(vi) and (B) one (1) Business Day after the expiration of the Payment Block Period for redemptions pursuant to Sections 3(b)(iii), 3(b)(v), 3(b)(vii) and 3(b)(viii); provided that the Holder's Notes shall have been so delivered to the Transfer Agent. If more than one Holder of Notes submits Notes for redemption and the Company is unable to redeem all of the Notes submitted for redemption, the Company shall redeem a pro rata amount from each Holder of Notes based on the Conversion Amount represented by the Notes submitted for redemption by such Holder relative to the aggregate Conversion Amounts of all Notes for redemption by all Holders of Notes.

          (e)  Void Redemption.  In the event that the Company does not pay the
               ---------------
     Redemption Price within the time period set forth in Section 3(d), at any time thereafter and until the Company pays such unpaid applicable Redemption Price in full, the Holder shall have the option (the "Void Optional Redemption Option") to, in lieu of redemption, require the Company to promptly return to the Holder the Note that was submitted for redemption by such Holder under this Section 3 and for which the applicable Redemption Price (together with any interest thereon) has not been paid, by sending written notice thereof to the Company via facsimile (the "Void Optional Redemption Notice"). Upon the Company's receipt of such Void Optional Redemption Notice, (i) the Notice of Redemption at Option of Buyer shall be null and void with respect to that portion of the Note subject to the Void Optional Redemption Notice, and (ii) the Company shall immediately return the Note subject to the Void Optional Redemption Notice, and (iii) the Fixed Conversion Price of such portion of the Note shall be adjusted to the lesser of (A) the Conversion Price as in effect on the date on which the Void Optional Redemption

     Notice is delivered to the Company and (B) the lowest Closing Bid Price during the period beginning on the date on which the Notice of Redemption at Option of Buyer is delivered to the Company and ending on the date on which the Void Optional Redemption Notice is delivered to the Company.

          (f)  Disputes; Miscellaneous.  In the event of a dispute as to the
               -----------------------
     determination of the Weighted Average Price, the Closing Bid Price or the arithmetic calculation of the Redemption Price, such dispute shall be resolved pursuant to Section 2(e)(iii) above with the term "Closing Bid Price" being substituted for the term "Weighted Average Price" and the term "Redemption Price" being substituted for the term "Conversion Rate". The Holder's delivery of a Void Optional Redemption Notice and exercise of its rights following such notice shall not effect the Company's obligations to make any payments which have accrued prior to the date of such notice. In the event of a redemption pursuant to this Section 3 of less than all of the Conversion Amount of this Note, the Company shall promptly cause to be issued and delivered to the Holder a new Note representing the remaining Conversion Amount which has not been redeemed.

     4.  Other Rights of Holders.
         -----------------------

          (a) Reorganization, Reclassification, Consolidation, Merger or Sale.
              ---------------------------------------------------------------
Any recapitalization, reorganization, reclassification, consolidation, merger, sale of all or substantially all of the Company's assets to another Person or other transaction which is effected in such a way that Holders of Common Stock are entitled to receive (either directly or upon subsequent liquidation) stock, securities or assets with respect to or in exchange for Common Stock is referred to herein as "Organic Change." Prior to the consummation of any (i) sale of all or substantially all of the Company's assets to an acquiring Person or (ii) other Organic Change following which the Company is not a surviving entity, the Company will secure from the Person purchasing such assets or the successor resulting from such Organic Change (in each case, the "Acquiring Entity") a written agreement (in form and substance satisfactory to the Holders of the Notes representing a majority of the Conversion Amounts of the Notes then outstanding) to deliver to the Holder in exchange for this Note, a security of the Acquiring Entity evidenced by a written instrument substantially similar in form and substance to this Note, and satisfactory to the Holders the Notes representing a majority of the Conversion Amounts of the Notes then outstanding. Prior to the consummation of any other Organic Change, the Company shall make appropriate provision (in form and substance satisfactory to the Holders of Notes representing a majority of the Conversion Amounts of the Notes then outstanding) to insure that each of the Holders will thereafter have the right to acquire and receive in lieu of or in addition to (as the case may be) the shares of Common Stock immediately theretofore acquirable and receivable upon the conversion of this Note such shares of stock, securities or assets that would have been issued or payable in such Organic Change with respect to or in exchange for the number of shares of Common Stock which would have been acquirable and receivable upon the conversion of this Note as of the date of such Organic Change (without taking into account any limitations or restrictions on the convertibility of this Note).

          (b)  Optional Redemption Upon Change of Control.  In addition to the
               ------------------------------------------
rights of the Holder under Section 4(a), upon a Change of Control (as defined below) of the Company the Holder shall have the right, at the Holder's option, to require the Company to redeem all or a portion of the Conversion Amount represented by this Note equal to the Conversion Amount ("Change of Control Redemption Price"). No sooner than 15 days nor later than 10 days prior to the consummation of a Change of Control, but not prior to the public announcement of such Change of Control, the Company shall deliver written notice thereof via facsimile and overnight courier (a "Notice of Change of Control") to the Holder. At any time during the period beginning after receipt of a Notice of Change of Control (or, in the event a Notice of Change of Control is not delivered at least 10 days prior to a Change of Control, at any time on or after the date which is 10 days prior to a Change of Control) and ending on the date of such Change of Control, the Holder may require the Company to redeem all or a portion of the Conversion Amount of this Note then outstanding by delivering written notice thereof via facsimile and overnight courier (a "Notice of Redemption Upon Change of Control") to the Company, which Notice of Redemption Upon Change of Control shall indicate (i) the Conversion Amount the Holder is submitting for redemption, and (ii) the applicable Change of Control Redemption Price, as calculated pursuant to Section this Section 4(b). Upon the Company's receipt of a Notice(s) of Redemption Upon Change of Control from any Holder of Notes, the Company shall promptly, but in no event later than one (1) Business Day following such receipt, notify the Holder of this Note by facsimile of the Company's receipt of such Notice(s) of Redemption Upon Change of Control. The Company shall deliver the applicable Change of Control Redemption Price simultaneous with the consummation of the Change of Control; provided that, if required by Section 2(e)(viii), this Note shall have been so delivered to the Company. Payments provided for in this Section 4(b) shall have priority to payments to other stockholders in connection with a Change of Control. For purposes of this Section 4(b), "Change of Control" means (i) the consolidation, merger or other business combination of the Company with or into another Person (other than (A) a consolidation, merger or other business combination in which Holders of the Company's voting power immediately prior to the transaction continue after the transaction to hold, directly or indirectly, the voting power of the surviving entity or entities necessary to elect a majority of the members of the board of directors (or their equivalent if other than a corporation) of such entity or entities, or (B) pursuant to a migratory merger effected solely for the purpose of changing the jurisdiction of incorporation of the Company),
(ii) the sale or transfer of all or substantially all of the Company's assets, or (iii) a purchase, tender or exchange offer made to and accepted by the Holders of more than the 50% of the outstanding shares of Common Stock.

          (c)  Purchase Rights.  If at any time the Company grants, issues or
               ---------------
sells any Options, Convertible Securities or rights to purchase stock, warrants, securities or other property pro rata to the record Holders of any class of Common Stock (the "Purchase Rights"), then the Holder will be entitled to acquire, upon the terms applicable to such Purchase Rights, the aggregate Purchase Rights which the Holder could have acquired if the Holder had held the number of shares of Common Stock acquirable upon complete conversion of this Note (without taking into account any limitations or restrictions on the convertibility of this Note) immediately before the date on which a record is taken for the grant, issuance or sale of such Purchase Rights, or, if no such record is taken, the date as of which the record Holders of Common Stock are to be determined for the grant, issue or sale of such Purchase Rights.

     5.   Redemption at the Company's Election.  At any time or times during the
          ------------------------------------
period beginning on the Issuance Date and ending on and including the date which is 549 days after such Issuance Date, the Company shall have the right, in its sole discretion, to require that some or all of the outstanding Conversion Amount of the outstanding Notes issued on such Issuance Date be redeemed ("Redemption at Company's Election") for consideration equal to the Conversion Amount of such Notes to be redeemed on the Company Election Redemption Date (as defined below) (the "Company's Election Redemption Price"); provided that the Conditions to Redemption at the Company's Election (as set forth below) are satisfied. The Company shall exercise its right to Redemption at Company's Election by providing each Holder of Notes issued on such Issuance Date written notice ("Notice of Redemption at Company's Election") at least 15 Business Days but not more than 20 Business Days prior to the date of consummation of such redemption ("Company's Election Redemption Date"). If the Company elects to require redemption of some, but not all, of the Conversion Amount of the Notes issued on the Issuance Date then outstanding, the Company shall require redemption of the pro rata amount from each Holder of such Notes based on the principal amount of Notes purchased by such Holder on the Issuance Date relative to the aggregate principal amount of all Notes purchased on such Issuance Date (such amount with respect to the Holder being referred to herein as its "Pro Rata Redemption Amount"). The Notice of Redemption at Company's Election shall indicate (x) the Conversion Amount of the Notes the Company has elected to redeem from all Holders of Notes, (y) the Company's Election Redemption Date, and (z) each Holder's pro rata share of Conversion Amounts of the Notes selected for redemption as determined in accordance with the immediately preceding sentence. If the Company has exercised its right of Redemption at Company's Election and the conditions of this Section 5, including the Conditions to Redemption at Company's Election, have been satisfied, then each Holder's Pro Rata Redemption Amount shall be redeemed as of the Company's Election Redemption Date by payment by the Company to each Holder of the Notes of the Company's Election Redemption Price. If required by Section 2(e)(viii), all Holders of the Notes shall thereupon and within two (2) Business Days after the Company's Election Redemption Date or such earlier date as the Company and each Holder of Notes mutually agree, surrender all Notes being redeemed on such date to the Company. If the Company fails to pay the full Company's Election Redemption Price with respect to this Note then the Redemption at Company's Election shall be null and void with respect to this Note and the Holder shall be entitled to all the rights of a Holder of outstanding Notes. "Conditions to Redemption at the Company's Election" means the following conditions: (i) during the period beginning on the Issuance Date and ending on and including the Company's Election Redemption Date, the Company shall have delivered Conversion Shares upon conversion of the Notes to the Holders of the Notes on a timely basis as set forth in Section 2(e)(ii) of this Note; (ii) on each day during the period beginning 30 days prior to the date of Notice of Redemption at Company's Election and ending on and including the Company's Election Redemption Date the Registration Statement shall be effective and available for the sale of at least all of the Registrable Securities (as defined in the Registration Rights Agreement); (iii) on each day during the period beginning 30 days prior to the date of Notice of Redemption at Company's Election and ending on and including the Company's Election Redemption Date, the Common Stock is designated for quotation on the Nasdaq National

Market or listed on The New York Stock Exchange, Inc. and is not suspended from trading (excluding suspensions of not more than one day resulting from business announcements by the Company); and (iv) during the period beginning on the Issuance Date and ending on and including the Company's Election Redemption Date, there shall not have occurred a Triggering Event (which in the case of a Triggering Event pursuant to Section 3(d)(vii) hereof, has not been cured or waived) or an event that with the passage of time would constitute a Triggering Event, assuming it is not cured. Notwithstanding the above, but subject to
Section 2(d) and Section 7, the Holder may convert any Conversion Amount (including Conversion Amounts selected for redemption) into Common Stock pursuant to Section 2(a) on or prior to the date immediately preceding the Company's Election Redemption Date. If the Company fails to timely pay any Company's Election Redemption Price in accordance with this Section 5, then the Company shall not be permitted to submit another Notice of Redemption at Company's Election without the prior written consent of the Holders of the Notes representing at least two-thirds (2/3) of the Conversion Amounts of the Notes then outstanding.

     6.  Conversion at the Company's Election.  On any date during the period
         ------------------------------------
beginning on the date which is 30 days after the Registration Statement has been declared effective by the SEC and ending on the date which is 549 days after the Issuance Date of this Note, the Company shall have the right, in its sole discretion, to require that all or portion of the outstanding Conversion Amount of this Note be converted ("Company's Conversion Election") at the applicable Conversion Rate; provided that the Conditions to Conversion at the Company's Election (as set forth below) are satisfied. The Company shall exercise its right to Company's Conversion Election by providing each Holder of the Notes written notice ("Company's Conversion Election Notice") on such date by facsimile and overnight courier. The date on which each of the Holders of the Notes issued on the Issuance Date receives the Company's Conversion Election Notice is referred to in this Note as the "Company's Conversion Election Notice Date"). If the Company elects to require conversion of some, but not all, of the Conversion Amounts of the Notes issued on the Issuance Date then outstanding, the Company shall require conversion of the pro rata amount from each Holder of such Notes based on the principal amount of Notes purchased by such Holder on the Issuance Date relative to the aggregate principal amount of all Notes purchased on such Issuance Date (such amount with respect to the Holder being referred to herein as its "Pro Rata Conversion Amount"). The Company's Conversion Election Notice shall indicate (x) the Conversion Amount of Notes held by each Holder of Notes the Company has selected for conversion, (y) the date selected by the Company for conversion ("Company's Election Conversion Date"), which date shall be not less than 20 or more than 60 Business Days after the Company's Conversion Election Notice Date, and (z) each Holder's pro rata share of Conversion Amounts of the Notes selected for conversion as determined in accordance with the immediately preceding sentence. Subject to the satisfaction of all the conditions of this Section 6, on the Company's Election Conversion Date the Holder of this Note will be deemed to have submitted a Conversion Notice in accordance with Section 2(e)(i) for a Conversion Amount equal to the result of (a) the Holder's Pro Rata Conversion Amount, minus (b) the Conversion Amount of this Note converted by the Holder during the Company's Mandatory Conversion Period (as defined below); provided, however, in no event shall the Holder be required to convert a Conversion Amount during any Company's Mandatory Conversion Period into a number of shares of Common Stock in excess of the pro rata amount (determined in the same manner as the Pro Rata Conversion Amount above) of 15% of the trading volume of the Common Stock on the Principal Market (as reported by Bloomberg) during the Company's Mandatory Conversion Period. The Company may terminate a Conversion at Company's Election prior to the Company's Election Conversion Date with respect to Conversion Amounts not submitted for conversion prior to the effective date of such termination by delivering written notice ("Company's Mandatory Conversion Period Termination Notice") to each Holder of Notes issued on the Issuance Date at least five Business Days prior to the effective date of such termination, provided that the Company has not previously delivered two Company's Mandatory Conversion Period Termination Notices. "Conditions to Conversion at the Company's Election" means the following conditions: (i) on each day during the period beginning the date the SEC declares the Registration Statement registering the Registrable Securities effective and ending on and including the Company's Election Conversion Date, the Registration Statement shall be effective and available for the sale of no less than all of the Registrable Securities; (ii) on each day during the period beginning on the Issuance Date and ending on and including the Company's Election Conversion Date, the Common Stock is designated for quotation on the Nasdaq Market or listed on The New York Stock Exchange, Inc. and shall not have been suspended from trading on such exchanges nor shall delisting or suspension by such exchanges have been threatened either (A) in writing by such exchanges or (B) by falling below the minimum listing maintenance requirements of such exchanges; (iii) during the period beginning on the Issuance Date and ending on and including the Company's Election Conversion Date, there shall not have occurred (A) an event constituting a Change of Control or a Triggering Event,
(B) an event that with the passage of time and without being cured would constitute a Triggering Event, or (C) the public announcement of a pending Change of Control which has not be abandoned or terminated; (iv) the aggregate Conversion Amounts of the Notes issued on the Issuance Date selected for conversion by the Company as reflected in the Company's Conversion Election Notice is at least $300,000; (v) during the period beginning on the Issuance Date and ending on and including the Company's Election Conversion Date, the Company shall have delivered shares of Common Stock upon conversion of the this Note and upon exercise of the Warrants to the Holder on a timely basis as set forth in Section 2(e)(ii) of this Note and Sections 2(a) and 2(b) of the Warrants, respectively; and (vi) the Company otherwise has satisfied its obligations and is not in default under this Note, the Securities Purchase Agreement, the Warrants and the Registration Rights Agreement. "Company's Mandatory Conversion Period" means, with respect to any Company's Conversion Election, the period beginning on and including the earlier of (i) the Company's Conversion Election Notice Date and ending on and including the Company's Election Conversion Date and (ii) the effective date of a Company's Mandatory Conversion Period Termination Notice, which effective date shall not be fewer than five (5) Business Days after each of the Holder of the Notes receipt of such Notes.

     7.  Restrictions on Conversions.  The right of a Holder to convert this
         ---------------------------
Note pursuant to Section 2(a) shall be limited as set forth below. Subject to the exceptions described below, without the prior consent of the Company, the Holder shall not be entitled to convert any Conversion Amount of this Note during the period beginning on the Issuance Date of this Note and ending on and including the date which is 548 days after such Issuance Date. Notwithstanding the foregoing, the conversion restrictions set forth in this Section 7 shall not apply: (a) during a Company's Mandatory Conversion Period, but only with respect to the

Conversion Amount set forth in a Company's Election Conversion Notice for the Holder with respect to such Company Mandatory Conversion Period; (b) on and after any date on which the Common Stock is not listed or quoted on the Nasdaq National Market or The New York Stock Exchange, Inc. or has been suspended from trading on any such exchange (excluding suspensions of not more than one day resulting from business announcements by the Company), or any such delisting or suspension is threatened or pending either (I) in writing by such exchanges or
(II) by falling below the minimum listing maintenance requirements of such exchanges; (c) on or after any date on which there shall have occurred an event constituting a Change of Control, a Triggering Event or an Event of Default or an event that with the passage of time and without being cured would constitute a Triggering Event or an Event of Default; (d) on or after any date on which there shall have been an announcement of a pending Change of Control; (e) on or after any date on which the Company issues or sells or is deemed to have issued or sold any Convertible Securities that are convertible into or exercisable or exchangeable for shares of Common Stock at a Variable Price, unless such Variable Price is subject to a minimum price, which minimum price is not subject to adjustment and is greater than the Fixed Conversion Price; (f) on or after any date on which the Company fails to pay the Company's Election Redemption Price for any portion of this Note in a timely manner in accordance with a Redemption at Company's Election pursuant to Section 5; (g) on or after the date the Company issues or sells any shares of Common Stock or any Convertible Securities or Options (other than (A) upon conversion of the Notes or the Warrants, (B) in connection with any employee or directors benefit plan which has been approved by the Board of Directors of the Company, pursuant to which the Company's securities may be issued to any employee, officer or director for services provided to the Company, (C) options issued prior to the Issuance Date under the Company's "distributor option plan" approved by the board of directors of the Company, (D) up to 156,704 options issued after the Issuance Date under the Company's "distributor option plan" approved by the board of directors of the Company, provided such options are not issued to affiliates of the Company and the exercise price of such options is not less than the market price of the Common Stock on the date of issuance of such options, (E) the issuance of Common Stock or warrants to purchase Common Stock as consideration for an acquisition which shall be disclosed on a Form 8-K prior to or concurrent with the Form 8-K required to be filed pursuant to Section 4(l) of the Securities Purchase Agreement disclosing the Securities Purchase Agreement and the related transactions, (F) a firm commitment, underwritten public offering, provided that within three days of the closing of such underwritten public offering the Company will have delivered to the Holder a Notice of Redemption at Company's Election requiring the Company to redeem the remaining outstanding Conversion Amount of such Holder's Note and the Company shall have fulfilled all of its obligations under Section 5 within 20 Business Days of delivering such Notice of Redemption of Company Election, with respect to a Conversion Amount of this Note equal to the lesser of (I) the Holder's pro rata amount (determined as in Section 6) of the consideration received by the Company in connection with such issuance or sale and (II) the Conversion Amount of this Note then outstanding, and (G) the issuance of up to 500,000 shares of the Company's Common Stock as consideration in a merger or consolidation or for the acquisition of a business, product, license or other asset by the Company, provided that the issuance price of such shares of Common Stock is not less than the market price of the Common Stock on the date of issuance; (h) on and after January 31, 2000 if the Company fails to hold a meeting of its Stockholders for the purpose of approving the issuance of the Conversion Shares upon conversion of the Notes and the Warrant Shares (as defined in the Securities Purchase

Agreement) upon exercise of the Warrants in accordance with Section 4(k) of the Securities Purchase Agreement and the applicable laws and the rules and regulations of the Nasdaq National Market on or prior to January 31, 2000, or such a meeting of stockholders is held on or prior to such date but the stockholders fail to approve of such proposal; or (i) on and after the date which is 15 months after the Initial Closing Date if there remains outstanding at least 75% of the aggregate original principal amounts of all Notes issued by the Company pursuant to this Agreement and the Company's unrestricted cash, as reflected on the balance sheet included in the Company's most recent Form 10-Q, is less than the aggregate Conversion Amounts of all Notes outstanding on the date which is 15 months after the Initial Closing Date, then with respect to a Conversion Amount equal to 25% of the aggregate original principal amounts (plus accrued interest thereon) of the Notes issued to the Holder of this Note pursuant to the Securities Purchase Agreement.

     8.  Reservation of Shares.  The Company shall, so long as any principal
         ---------------------
amount of the Note is outstanding, reserve and keep available out of its authorized and unissued Common Stock, solely for the purpose of effecting the conversion of the Notes, such number of shares of Common Stock as shall from time to time be sufficient to effect the conversion of all of the principal amount of the Notes then outstanding; provided that the number of shares of Common Stock so reserved shall at no time be less than 200% of the number of shares of Common Stock for which the principal amount of the Notes are at any time convertible. The initial number of shares of Common Stock reserved for conversions of the Notes and each increase in the number of shares so reserved shall be allocated pro rata among the Holders of the Notes based on the principal amount of the Notes held by each Holder at the time of issuance of the Notes or increase in the number of reserved shares, as the case may be. In the event a Holder shall sell or otherwise transfer any of such Holder's Notes, each transferee shall be allocated a pro rata portion of the number of reserved shares of Common Stock reserved for such transferor. Any shares of Common Stock reserved and allocated to any Person which ceases to hold any Notes shall be allocated to the remaining Holders, pro rata based on the principal amount of the Notes then held by such Holders.

     9.  Voting Rights; Rank.  Holders shall have no voting rights, except as
         -------------------
required by law, including but not limited to the General Corporation Law of the State of Delaware, and as expressly provided in this Note. Payments of principal and interest and other payments due under this Note, except as otherwise provided herein, shall rank pari passu with and shall not be subordinated to any other unsecured debt obligations of the Company.

     10.  Restriction on Redemption and Cash Dividends.  Until all of the
          --------------------------------------------
Conversion Amount of this Note has been converted, redeemed or otherwise satisfied as provided herein, the Company shall not, directly or indirectly, redeem, or declare or pay any cash dividend or distribution on, its capital stock without the prior express written consent of the Holders of Notes representing at least fifty-one percent (51%) of the Conversion Amount of the Notes then outstanding, except for payments on convertible securities of the Company outstanding on the Issuance Date pursuant to the terms of such convertible securities as in effect on the Issuance Date.

     11.  Restriction on Hedging Activity.  Subject to the exceptions described
          -------------------------------
below, during the period beginning on the Initial Closing Date (as defined in the Securities Purchase Agreement) and ending on the date which is 549 days after the Initial Issuance Date, neither such Buyer nor any of its affiliates shall engage, directly or indirectly, in any transaction constituting a "short sale" (as defined in rule 3b-3 of the Securities Exchange Act of 1934, as "Short Sales"); provided, however, that the Holder and its affiliates are entitled to engage in transactions which constitute Short Sales to the extent that following such transaction the aggregate short position of the Holder and its affiliates does not exceed the sum of (a) the number shares of Common Stock equal to the number of shares of Common Stock the Holder and its affiliates have the right to acquire upon exercise of the Warrants held by the Holder and its affiliates (without regard to any limitations on exercises of the Warrants), plus (b) during the period beginning the first day of a Company Mandatory Conversion Period and ending on and including the date which is last day of such Company Mandatory Conversion Period, that number of shares of Common Stock equal to the quotient of (i) the Conversion Amount set forth in a Company's Notice of Mandatory Conversion for such Holder and its affiliates with respect to such Company Mandatory Conversion Period, divided by (ii) 95% of the average of the Weighted Average Price of the Common Stock on each trading day during the period beginning on the first day of such Company Mandatory Conversion Period and ending on and including the earlier of (A) the last trading day of such Company Mandatory Conversion Period and (B) the date as of which the determination is being made for purposes of this Section 11. Notwithstanding the foregoing, the restriction on Short Sales set forth in the first sentence of this Section 11 shall not apply (I) on and after the first date on which there shall have occurred a Triggering Event or an event that with the passage of time would constitute a Triggering Event, assuming it is not cured, (II) on and after January 31, 2000, if the Company fails to hold a meeting of its stockholders for the purpose of approving the issuance of the Conversion Shares upon conversion of the Notes and the Warrant Shares upon exercise of the Warrants in accordance with Section 4(k) of the Securities Purchase Agreement and the applicable laws and the rules and regulations of the Nasdaq National Market on or prior to January 31, 2000, or such a meeting of stockholders is held on or prior to such date but the stockholders fail to approve of such proposal and (III) on or after any date on which the Company issues or sells or is deemed to have issued or sold any Convertible Securities that are convertible into or exercisable or exchangeable for shares of Common Stock at a Variable Price, unless such Variable Price is subject to a minimum price, which minimum price is not subject to adjustment and is greater than the Fixed Conversion Price.

     12.  Limitation on Number of Conversion Shares.  The Company shall not be
          -----------------------------------------
obligated to issue any shares of Common Stock upon conversion of this Note if the issuance of such shares of Common Stock would exceed that number of shares of Common Stock which the Company may issue upon Conversion of this Note (the "Exchange Cap") without breaching the Company's obligations under the rules or regulations of the Principal Market, or the market or exchange where the Common Stock is then traded, except that such limitation shall not apply in the event that the Company (a) obtains the approval of its stockholders as required by the applicable rules of the Principal Market, or the market or exchange where the Common Stock is then traded, (or any successor rule or regulation) for issuances of Common Stock in excess of such amount, or (b) obtains a written opinion from outside counsel to the Company that such approval is not required, which opinion shall be reasonably satisfactory to the Holders of a majority of the principal amount of the Notes then outstanding. Until such approval or written opinion is obtained, or such action is taken by the required number of Holders of the Notes, no purchaser of Notes pursuant to the Securities Purchase Agreement (the "Purchasers") shall be issued, upon conversion of this Note, shares of Common Stock in an amount greater than the product of (i) the Exchange Cap amount multiplied by (ii) a fraction, the numerator of which is the principal amount of the Notes issued to such Purchaser pursuant to the Securities Purchase Agreement and the denominator of which is the aggregate principal amount of all Notes issued to the Purchasers pursuant to the Securities Purchase Agreement (the "Cap Allocation Amount"). In the event that any Purchaser shall sell or otherwise transfer any of such Purchaser's Notes, the transferee shall be allocated a pro rata portion of such Purchaser's Cap Allocation Amount. In the event that any Holder of Notes, shall convert all of such Holder's Notes into a number of shares of Common Stock which, in the aggregate, is less than such Holder's Cap Allocation Amount, then the difference between such Holder's Cap Allocation Amount and the number of shares of Common Stock actually issued to such Holder shall be allocated to the respective Cap Allocation Amounts of the remaining Holders of Notes on a pro rata basis in proportion to Conversion Amount of Notes then held by each such Holder.

     13.  Reissuance of Notes.  Subject to Section 2(e)(viii) in the event of a
          -------------------
conversion or redemption pursuant to this Note of less than all of the Conversion Amount represented by this Note, the Company shall promptly cause to be issued and delivered to the Holder, upon tender by the Holder of the Note converted or redeemed, a new note of like tenor representing the remaining principal amount of this Note which has not been so converted or redeemed.

     14.  Defaults and Remedies.
          ---------------------

          (a)  Events of Default.  An "Event of Default" is:  (i) default for
               -----------------
     thirty (30) days in payment of interest or Default Interest on this Note on or after the Maturity Date; (ii) default in payment of the principal amount of this Note when and as due; (iii) failure by the Company for thirty (30) days after notice to it to comply with any other material provision of this Note; (iv) any default under or acceleration prior to maturity of any mortgage, indenture or instrument under which there may be issued or by which there may be secured or evidenced any indebtedness for money borrowed of at least $500,000 by the Company or for money borrowed the repayment of at least $500,000 of which is guaranteed by the Company, whether such indebtedness or guarantee now exists or shall be created hereafter, (v) if the Company pursuant to or within the meaning of any Bankruptcy Law; (A) commences a voluntary case; (B) consents to the entry of an order for relief against it in an involuntary case; (C) consents to the appointment of a Custodian of it or for all or substantially all of its property; (D) makes a general assignment for the benefit of its creditors; or (E) admits in writing that it is generally unable to pay its debts as the same become due; or (vi) a court of competent jurisdiction enters an order or decree under any Bankruptcy Law that: (1) is for relief against the Company in an involuntary case; (2) appoints a Custodian of the Company or for all or substantially all of its property; or (3) orders the liquidation of the Company or any subsidiary, and the order or decree remains unstayed and in effect for ninety (90) days. The Term "Bankruptcy

     Law" means Title 11, U.S. Code, or any similar Federal or State Law for the relief of debtors. The term "Custodian" means any receiver, trustee, assignee, liquidator or similar official under any Bankruptcy Law.

          (b)  Remedies.  If an Event of Default occurs and is continuing, the
               --------
     Holder of this Note may declare all of this Note, including any interest and Default Interest and other amounts due, to be due and payable immediately, except that in the case of an Event of Default arising from events described in clauses (iv) and (v) of Section 13(a), this Note shall become due and payable without further action or notice. Holder may not enforce the provisions of this Section 14 except as provided in this
     Section 14. In addition to any remedy such Holder of the Notes may have under this Note and the Securities Purchase Agreement, such unpaid amount shall bear interest at the rate of 1.5% per month (prorated for partial months) until paid in full

     15.  Vote to Change the Terms of  Notes.  This Note and any provision
          ----------------------------------
hereof may only be amended by an instrument in writing signed by the Company and Holders of a majority of the aggregate Conversion Amount of the Notes then outstanding. The term "Note" and all reference thereto, as used throughout this instrument, shall mean this instrument (and the other Notes issued pursuant to the Securities Purchase Agreement) as originally executed, or if later amended or supplemented, then as so amended or supplemented.

     16.  Lost or Stolen Notes.  Upon receipt by the Company of evidence
          --------------------
satisfactory to the Company of the loss, theft, destruction or mutilation of any Note, and, in the case of loss, theft or destruction, of an indemnification undertaking by the Holder to the Company in a form reasonably acceptable to the Company and, in the case of mutilation, upon surrender and cancellation of the Notes, the Company shall execute and deliver new notes of like tenor and date; provided, however, the Company shall not be obligated to re-issue notes if the Holder contemporaneously requests the Company to convert such remaining principal amount into Common Stock.

     17.  Payment of Collection, Enforcement and Other Costs.  If: (i) this Note
          --------------------------------------------------
is placed in the hands of an attorney for collection or enforcement or is collected or enforced through any legal proceeding; or (ii) an attorney is retained to represent the Holder of this Note in any bankruptcy, reorganization, receivership of the Company or other proceedings affecting Company creditors' rights and involving a claim under this Note.

     18.  Cancellation.  After all principal and accrued interest at any time
          ------------
owed on this Note has been paid in full, this Note shall automatically be deemed canceled, shall be surrendered to the Company for cancellation and shall not be reissued.

     19.  Note Exchangeable for Different Denominations.  This Note is
          ---------------------------------------------
exchangeable, upon the surrender hereof by the Holder at the principal office of the Company, for a new Note or Notes (in principal amounts of at least $100,000) containing the same terms and conditions and representing in the aggregate the principal amount of this Note, and each such new Note will represent such portion of such principal amount as is designated by the Holder at the time of such surrender. The date the Company initially issues this Note will be deemed to be the "Issuance Date" hereof regardless of the number of times a new Note shall be issued.

     20.  Waiver of Notice.  To the extent permitted by law, the Company hereby
          ----------------
waives demand, notice, protest and all other demands and notices in connection with the delivery, acceptance, performance, default or enforcement of this Note and the Securities Purchase Agreement.

     21.  Governing Law.  This Note shall be construed and enforced in
          -------------
accordance with, and all questions concerning the construction, validity, interpretation and performance of this Note shall be governed by, the laws of the State of New York, without giving effect to provisions thereof regarding conflict of laws.

     22.  Remedies, Characterizations, Other Obligations, Breaches and
          ------------------------------------------------------------
Injunctive Relief.  The remedies provided in this Note shall be cumulative and
-----------------
in addition to all other remedies available under this Note, at law or in equity (including a decree of specific performance and/or other injunctive relief), no remedy contained herein shall be deemed a waiver of compliance with the provisions giving rise to such remedy and nothing herein shall limit a Holder's right to pursue actual damages for any failure by the Company to comply with the terms of this Note. The Company covenants to each Holder of Notes that there shall be no characterization concerning this instrument other than as expressly provided herein. Amounts set forth or provided for herein with respect to payments, conversion and the like (and the computation thereof) shall be the amounts to be received by the Holder thereof and shall not, except as expressly provided herein, be subject to any other obligation of the Company (or the performance thereof). The Company acknowledges that a breach by it of its obligations hereunder will cause irreparable harm to the Holders of the Notes and that the remedy at law for any such breach may be inadequate. The Company therefore agrees that, in the event of any such breach or threatened breach, the Holders of the Notes shall be entitled, in addition to all other available remedies, to an injunction restraining any breach, without the necessity of showing economic loss and without any bond or other security being required.

     23.  Specific Shall Not Limit General; Construction.  No specific provision
          ----------------------------------------------
contained in this Note shall limit or modify any more general provision contained herein. This Note shall be deemed to be jointly drafted by the Company and all Holders and shall not be construed against any person as the drafter hereof.

     24.  Failure or Indulgence Not Waiver.  No failure or delay on the part of
          --------------------------------
this Note in the exercise of any power, right or privilege hereunder shall operate as a waiver thereof, nor shall any single or partial exercise of any such power, right or privilege preclude other or further exercise thereof or of any other right, power or privilege.

     25.  Notices.  Whenever notice is required to be given under this Note,
          -------
unless otherwise provided herein, such notice shall be given in accordance with
Section 9(f) of the Securities Purchase Agreement.

     26.  Subordination Provisions Generally.
          ----------------------------------

          (a) Subject to the provisions of this Section 26 and Section 27 hereof, this Note is hereby made and declared to be subject and subordinate to the prior payment in full of all indebtedness of the Company and or USA Leasing, LLC (the "Lessor") to Bank of America, N.A. (formerly, NationsBank, N.A.) (the "Bank") pursuant to that certain loan agreement dated as of December 31, 1998 between the Company and the Bank as amended by the amendment to loan agreement dated June 14, 1999, and that certain loan agreement dated December 31, 1998 between the Lessor and the Bank (the "Loan Agreement") whether now existing or hereafter incurred, including, without limitation, all principal (up to but not exceeding Twenty-Five Million Dollars ($25,000,000)), accrued interest (including interest accruing after the date on which the Company becomes subject to any federal or state debtor relief statute, whether or not recoverable against the Company or the Lessor), collection costs and other fees or expenses incurred by the Bank in connection therewith, (collectively, the "Senior Debt"). The Bank may, at any time, in its discretion, renew, modify, or extend the time for payment of all or any portion of the Senior Debt, or waive or release any collateral which may be held therefor, or enter into any other agreement with the Company and or the Lessor as Bank may deem desirable, all without any notice to or any assent from the Holder and without in any way affecting Bank's rights hereunder, providing, however, that the Bank shall not, either through amendment, waiver, or separate agreement exceed the existing maximum debt limit of $25,000,000 under the Senior Debt.

          (b) Subject to the provisions set forth in Section 27 below limiting the extent of the subordination provisions set forth herein, the Holder hereof agrees that:

               (i) it will not ask, demand, sue for, take, receive or accept any payment in cash of or under this Note;

               (ii) it will not exercise any right or option hereunder to redeem in cash all or any part of this Note at or prior to the maturity hereof, unless and until the Senior Debt shall have been fully and indefeasibly paid and discharged; and

               (iii) if any payment is received by the Holder on account of this Note prior to such full payment of this Note, such payment shall be held in trust by the Holder for the benefit of the Bank, and shall be delivered to the Bank in kind (with any necessary indorsement or instrument of transfer) to be applied to the Senior Debt.

          (c) Upon the distribution of any of the Company's assets, whether by reason of sale, reorganization, liquidation, dissolution, arrangement, bankruptcy, receivership, assignment for the benefit of creditors, foreclosure or otherwise, the Bank shall be entitled to receive payment in full of the Senior Debt prior to the payment of all or any part of this Note. Bank is hereby irrevocably appointed attorney-in-fact for the Holder for the purpose of making, presenting, filing and voting such proofs of claim against the Company on account of all or any part of this the indebtedness represented by this Note as Bank deems advisable, but, such power of attorney does not include, nor is it intended to include, any ability of the Bank to amend the terms of this Note or exercise any of the conversion rights set forth herein.

          (d) So long as the Senior Debt is outstanding, the Holder will not, without the prior written consent of the Bank commence or join with any other creditor in commencing any bankruptcy, reorganization or insolvency proceeding against the Company, unless the Bank has already commenced such a proceeding or the Company has voluntarily initiated its own such proceeding.

          (e) The subordination of this Note is continuing and irrevocable, and is binding upon and enforceable against the Company, the Holder, and their successors and assigns, and shall extend to and for the benefit of the Bank, and any other holder of the Senior Debt. The Company acknowledges that any attempted or purported termination by the Company of the subordination provisions of this Note shall constitute a default under the Senior Debt. Any Note that renews, replaces, substitutes for or supercedes this Note, in whole or in part, and any modification or amendment hereof, shall be deemed to be subject to the subordination provisions set forth hereinabove, and the Company agrees that is will not issue any such Note, or modify or amend this Note, without the prior written approval of the Bank.

     27. Limitations on Subordination Provisions Generally. The subordination provisions set forth in Section 26 above are limited to the extent set forth in this Section 27:

          (a) Each of the Company and the Holder may exercise any conversion right or option under this Note pursuant to which all or any portion of the Conversion Amount of this Note may be converted to Common Stock of the Company.

          (b) The subordination provisions set forth in Section 26 above shall not, and are not intended to, prohibit the Holder of this Note from giving the Company notice of the occurrence of an Event of Default, a Triggering Event or of the intention of the Holder to convert all or a portion of the balance due under this Note into Common

     Stock.

          (c) Notwithstanding the subordination provisions set forth in Section 26 above, upon the occurrence of a Triggering Event under Sections 3(b)(i), 3(b)(ii), 3(b)(iv) or 3(b)(vi), the Holder may give a Notice of Redemption at Option of Buyer and the Holder shall be entitled to exercise all of its remedies hereunder, and the Company shall honor its obligations under this Note, including, without limitation, its obligations under Section 3 hereof. The Holder shall be entitled to retain for its own account, without regard to the subordination provisions set forth herein and without any obligation to account to the Bank, any amounts paid to the Holder by the Company pursuant to Section 3 hereof as a result of such Triggering Events or without any obligation to hold in trust for the Bank, any such amounts so received.

          (d) Notwithstanding the subordination provisions set forth in Section 26 above, upon the occurrence of a Triggering Event under Sections 3(b)(iii), 3(b)(v), 3(b)(vii) or 3(b)(viii), the Holder may give a Notice of Redemption at Option of Buyer. Any amounts received by the Holder during such Payment Block Period shall be subject to the provisions of Section 26 above. Upon the expiration of any Payment Block Period, and so long as the Company is not the subject of any bankruptcy or insolvency proceeding, the Holder shall be entitled to receive any amounts paid by the Company hereunder without any obligation to account to the Bank for any such amounts or without any obligation to hold in trust for the Bank, any such amounts so received.

                                   * * * * *

     IN WITNESS WHEREOF, the Company has caused this Note to be signed by ___________________, its ___________________________, as of the ____ day of
____________,  ______.


                                                  BLUE RHINO CORPORATION


                                                  By:___________________________
                                                  Name:_________________________
                                                  Title:________________________

                                   EXHIBIT I

                            BLUE RHINO CORPORATION
                               CONVERSION NOTICE

Reference is made to the Note issued by Blue Rhino Corporation (the "Company"). In accordance with and pursuant to the Note, the undersigned hereby elects to convert the Conversion Amount (as defined in the Note) of the Note, indicated below into shares of Common Stock, par value $.001 per share (the "Common Stock"), of the Company as of the date specified below.

     Date of Conversion:            _________________________________________

     Aggregate Conversion Amount to be converted:   _________________________

     Note no(s). of Note to be converted:   _________________________________

Please confirm the following information:

     Conversion Price:        _______________________________________________

     Number of shares of Common Stock to be issued:  ________________________

     Is the alternative Daily Market Price being relied on pursuant to Section
     2(g)(ii) of the Note?  (check one)  YES ____    No ____

Please issue the Common Stock into which the Note is being converted and, if applicable, any check drawn on an account of the Company in the following name and to the following address:

     Issue to:                               ___________________________________
                                             ___________________________________
                                             ___________________________________

     Facsimile Number:                       ___________________________________

     Authorization:                          ___________________________________
                                             By: _______________________________
                                             Title: ____________________________

     Dated:                                  ___________________________________

     Account Number:
       (if electronic book entry transfer):  ___________________________________

     Transaction Code Number
       (if electronic book entry transfer):  ___________________________________

                                ACKNOWLEDGMENT
                                --------------


     The Company hereby acknowledges this Conversion Notice and hereby directs [TRANSFER AGENT] to issue the above indicated number of shares of Common Stock in accordance with the Transfer Agent Instructions dated ___________ ___, 1999 from the Company and acknowledged and agreed to by [TRANSFER AGENT].

                                                  BLUE RHINO CORPORATION



                                                  By: __________________________

                                                  Name:
                                                  Title: